Exhibit 10.5

RESTRICTED SHARES AWARD AGREEMENT

PING IDENTITY CORP. OMNIBUS INCENTIVE PLAN

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Participant:

Grant Date:

Number of Restricted Shares Granted:

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THIS RESTRICTED SHARES AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between Ping Identity Corp., a corporation organized in the State of Delaware (the “Company”), and the Participant specified above, pursuant to the Ping Identity Corp. Omnibus Incentive Plan, as in effect and as amended from time to time (the “Plan”), which is administered by the Committee; and

WHEREAS, it has been determined under the Plan that it would be in the best interests of the Company to grant the Restricted Shares provided herein to the Participant.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:

1.             Incorporation by Reference; Plan Document Receipt. This Agreement is subject in all respects to the terms and conditions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the award provided hereunder), all of which terms and conditions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. Any capitalized term not defined in this Agreement will have the same meaning as is ascribed thereto in the Plan. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. In the event of any conflict between this Agreement and the Plan, the Plan will control. The authority to manage and control the operation and administration of this Agreement and the Plan is vested in the Committee. The Committee has all powers under this Agreement that it has under the Plan. Any interpretation of this Agreement or the Plan by the Committee and any decision made by the Committee related to the Agreement or the Plan will be final and binding on all Persons.

2.             Grant of Restricted Shares. The Company hereby grants to the Participant, as of the Grant Date specified above, the number of Restricted Shares specified above. Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason, and no adjustments will be made for dividends in cash or other property, distributions, or other rights in respect of any such Restricted Shares, except as otherwise specifically provided for in the Plan or this Agreement. Subject to Section 5, the Participant will not have the rights of a Stockholder in respect of the Shares underlying this Agreement until such Shares are delivered to the Participant in accordance with Section 4.

3.             Vesting.

(a)           Subject to Sections 3(b) and 3(c), the Restricted Shares subject to this Agreement will become unrestricted and vested as follows, provided that the Participant has not incurred a Separation from Service prior to each such vesting date:

Vesting Date	Number of Restricted Shares
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]

(b)           Committee Discretion to Accelerate Vesting. Notwithstanding the foregoing, the Committee may, in its sole discretion, accelerate vesting of the Restricted Shares at any time and for any reason.

(c)           Forfeiture. Subject to the Committee’s discretion to accelerate vesting hereunder, all unvested Restricted Shares will be immediately forfeited upon (i) the Participant’s Separation from Service for any reason, (ii) the Participant’s material breach of this Agreement, or (iii) the Participant’s failure to meet the tax withholding obligations of Section 8.

4.             Period of Restriction; Delivery of Unrestricted Shares. During the Period of Restriction, the Restricted Shares will bear a legend as described in Section 8.2(c) of the Plan. When Restricted Shares awarded by this Agreement become vested, the Participant will be entitled to receive unrestricted Shares and if the Participant’s stock certificates contain legends restricting the transfer of such Shares, the Participant will be entitled to receive new stock certificates free of such legends (except any legends requiring compliance with securities laws). Any issuance of Restricted Shares or Shares may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any securities exchange or similar entity.

5.             Dividends and Other Distributions; Voting. Participants holding Restricted Shares will be entitled to receive all dividends and other distributions paid with respect to such Shares, provided that any such dividends or other distributions will be subject to the same vesting requirements as the underlying Restricted Shares and will be paid at the time the Restricted Shares become vested pursuant to Section 3. If any dividends or distributions are paid in Shares, the Shares will be deposited with the Company and will be subject to the same restrictions on transferability and forfeitability as the Restricted Shares with respect to which they were paid. The Participant may exercise full voting rights with respect to the Restricted Shares granted hereunder.

6.             Non-Transferability. The Restricted Shares, and any rights and interests with respect thereto, issued under this Agreement and the Plan may not, prior to vesting, be Transferred by the Participant (or any beneficiary of the Participant), other than by testamentary disposition by the Participant or the laws of descent and distribution. Any attempt to Transfer the Restricted

Shares contrary to the terms and conditions of this Agreement or the Plan will be null and void and without legal force or effect.

7.             Governing Law. All questions concerning the construction, validity, and interpretation of this Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the choice of law principles thereof.

8.             Withholding of Tax. Regardless of any action the Company may take that is related to any or all income tax, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items owed by the Participant is and will remain the Participant’s responsibility. The Company (a) makes no representations or undertakings regarding the treatment of any Tax-Related Items under the award and (b) does not commit to structure the terms or conditions of the award to reduce or eliminate the Participant’s liability for Tax-Related Items. The Participant will be required to meet any applicable tax withholding obligation in accordance with Section 14.5 of the Plan (or any successor provision). If the Participant fails to do so, the Company may refuse to issue or may reduce the number of any Shares otherwise required to be issued pursuant to this Agreement. The Participant acknowledges that the Participant is relying solely on the Participant’s own advisors regarding the tax consequences of the Restricted Shares.

9.             Section 83(b). If the Participant properly elects (in accordance with Code Section 83(b)) within 30 days after the issuance of the Restricted Shares to include in gross income for federal income tax purposes in the year of issuance the Fair Market Value of such Restricted Shares, the Participant will pay to the Company or make arrangements satisfactory to the Company to pay to the Company upon such election, any federal, state, or local taxes required to be withheld with respect to the Restricted Shares. If the Participant fails to make such payment, the Company will, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Participant any federal, state, or local taxes of any kind required by law to be withheld with respect to the Restricted Shares, as well as the rights set forth in Section 8. The Participant acknowledges that it is the Participant’s sole responsibility, and not the Company’s, to file timely and properly the election under Code Section 83(b) and any corresponding provisions of state tax laws if the Participant elects to make such election, and the Participant agrees to timely provide the Company with a copy of any such election.

10.          Legend. All certificates representing the Restricted Shares will be endorsed with the legend set forth in Section 8.2(c) of the Plan. Notwithstanding the foregoing, in no event will the Company be obligated to deliver to the Participant a certificate representing the Restricted Shares prior to the vesting dates set forth above.

11.          Securities Representations. The Restricted Shares are being issued to the Participant and this Agreement is being made by the Company in reliance upon the following express representations and warranties of the Participant. The Participant acknowledges, represents, and warrants that:

(a)           The Participant has been advised that the Participant may be an “affiliate” within the meaning of Rule 144 under the Securities Act and in this connection the Company is relying in part on the Participant’s representations set forth in this Section 11.

(b)           If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the Restricted Shares (and the underlying Shares, once vested) must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a “re-offer prospectus”) with regard to the Restricted Shares or the Shares and the Company is under no obligation to register the Restricted Shares or the Shares (or to file a “re-offer prospectus”).

(c)           If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the Participant understands that (i) the exemption from registration under Rule 144 will not be available unless (A) a public trading market then exists for the Common Stock, (B) adequate information concerning the Company is then available to the public, and (C) other terms and conditions of Rule 144 or any exemption therefrom are complied with, and (ii) any sale of the Shares hereunder may be made only in limited amounts in accordance with the terms and conditions of Rule 144 or any exemption therefrom.

12.          Entire Agreement; Amendment. This Agreement, together with the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. The Committee will have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan. This Agreement may also be modified or amended by a writing signed by both the Company and the Participant. The Company will give written notice to the Participant of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.

13.          Notices. Any notice hereunder by the Participant must be given to the Company in writing and such notice will be deemed duly given only upon receipt thereof by the Chief Financial Officer of the Company. Any notice hereunder by the Company must be given to the Participant in writing and such notice will be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.

14.          Acceptance. As required by Section 8.2 of the Plan, the Participant will forfeit the Restricted Shares if the Participant does not execute this Agreement within a period of sixty days from the date that the Participant receives this Agreement (or such other period as the Committee provides).

15.          No Right to Employment. Any questions as to whether and when there has been a Separation from Service and the cause of such Separation from Service will be determined in the sole discretion of the Committee. Nothing in this Agreement will interfere with or limit in any way the right of the Company, its Subsidiaries, or Affiliates to terminate the Participant’s employment or service at any time, for any reason, and with or without Cause.

16.          Transfer of Personal Data. The Participant authorizes, agrees, and unambiguously consents to the transmission by the Company (or any Subsidiary) of any personal data information related to the Restricted Shares awarded under this Agreement for legitimate business purposes

(including, without limitation, the administration of the Plan). This authorization and consent is freely given by the Participant.

17.          Compliance with Laws. The issuance of the Restricted Shares or unrestricted Shares pursuant to this Agreement will be subject to, and must comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules, and regulations (including, without limitation, the Securities Act, the Exchange Act, and in each case any respective rules and regulations promulgated thereunder) and any other law or regulation applicable thereto. The Company will not be obligated to issue the Restricted Shares or any of the Shares pursuant to this Agreement if any such issuance would violate any such requirements.

18.          Section 409A. Notwithstanding anything herein or in the Plan to the contrary, the Restricted Shares are intended to be exempt from (or in the alternative to comply with) the applicable requirements of Section 409A and will be limited, construed, and interpreted in accordance with such intent. This section will not be construed as a guarantee of any particular tax effect for the Participant’s benefits under this Agreement and the Company does not guarantee that any such benefits will satisfy the provisions of Section 409A or any other provision of the Code. Neither the Company nor the Committee will have any obligation to take any action to prevent the assessment of any additional tax or penalty on the Participant under Section 409A and neither the Company nor the Committee will have any liability to the Participant for such tax or penalty.

19.          Binding Agreement; Assignment. This Agreement will inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant may not assign (except in accordance with Section 6) any part of this Agreement without the prior express written consent of the Company.

20.          Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be a part of this Agreement.

21.          Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which will constitute one and the same instrument.

22.          Further Assurances. Each party hereto must do and perform (or cause to be done and performed) all such further acts and must execute and deliver all such other agreements, certificates, instruments, and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.

23.          Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction will not affect the validity, legality, or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality, or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder will be enforceable to the fullest extent permitted by law.

24.          Acquired Rights. The Participant acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time; (b) the award of Restricted Shares made under this

Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; (c) no past grants or awards (including, without limitation, the Restricted Shares awarded hereunder) give the Participant any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and will not be considered as part of such salary in the event of severance, redundancy, or resignation.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Grant Date.

PING IDENTITY CORP.

By:

Name:

Title:

PARTICIPANT

Name: